Exhibit 5.1

July 17, 2023

Odysight.ai Inc.

Industrial Park, P.O. Box 3030

Omer, Israel 8496500

Re:	Odysight.ai Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Odysight.ai Inc., a Nevada corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (“SEC”) of a registration statement on Form S-1 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed resale from time to time of up to 11,046,927 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), to be offered pursuant to the prospectus which is part of the Registration Statement (the “Prospectus”) by certain selling securityholders (the “Selling Securityholders”) named in the Prospectus. The Shares consist of (i) 6,851,574 shares of Common Stock issued and outstanding (the “Outstanding Shares”) held by certain of the Selling Securityholders and (ii) 4,195,353 shares of Common Stock (the “Warrant Shares”) to be issued upon the exercise of warrants (the “Warrants”) held by certain of the Selling Securityholders.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related Prospectus, other than as expressly stated herein with respect to the issue of the Shares. It is understood that the opinions set forth below are to be used only in connection with the offer while the Registration Statement is in effect.

In connection therewith, in rendering this opinion, we have examined and relied upon original, certified, conformed or other copies of (a) the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, as currently in effect, (b) resolutions of the Board of Directors of the Company, (c) the Registration Statement and the exhibits thereto, (d) the Prospectus, (e) the Warrants and (f) such corporate records of the Company, certificates of public officials, certificates of officers of the Company and other documents, agreements and instruments as we have deemed necessary as to matters of fact and have made such examinations of laws as we have deemed relevant as a basis for the opinions herein contained. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In providing these opinions, we have further relied as to certain matters on information obtained from officers of the Company.

Based upon and subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, (a) the issuance of the Shares has been duly authorized by all necessary corporate action of the Company, and (b) (i) the Outstanding Shares are validly issued, fully paid and non-assessable; and (ii) the Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

We are attorneys admitted to practice in New York. We are familiar with the applicable provisions of the Business Corporation Act of the State of Nevada and reported judicial decisions interpreting those laws, and we have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Nevada corporation. This opinion letter is opining upon and is limited to the current federal securities laws of the United States and Nevada law, as such laws presently exist, and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule, or regulation relating to securities or to the sale or issuance thereof.

The opinions above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general principles of equity, whether such principles are considered in a proceeding of law or at equity, and (iii) an implied covenant of good faith, reasonableness and fair dealing and standards of materiality.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Sincerely,

/s/ THE CRONE LAW GROUP, P.C.
THE CRONE LAW GROUP, P.C.

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